EXHIBIT 23.3

               Consent of Ryder Scott Company, L.P.

     As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Amendment No. 3 of Form S-3 of Magnum Hunter Resources, Inc. (the "Company") of all references to our reports and our firm included in or made part of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. This registrations statement on Amendment No. 3 of Form S-3 is to be filed on or about June 8, 2001.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.


Houston, Texas
June 8, 2001



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